UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported) September 9, 2010

AMERICAN LORAIN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Nevada	001-34449	87-0430320
(State or other jurisdiction of	(Commission file number)	(I.R.S. employer
incorporation)		identification no.)

Beihuan Road
Junan County
Shandong, China 276600
(Address of Principal Executive Offices)
(Zip Code)

(86) 539-7318818
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ]     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry Into a Material Definitive Agreement

Securities Purchase Agreement

American Lorain Corporation (the “Company”) and Mr. Si Chen entered into a Securities Purchase Agreement, dated as of September 9, 2010 (the “Securities Purchase Agreement”) with the Purchasers identified therein (the “Purchasers”) pursuant to which the Company agreed to issue to the Purchasers 3,440,800 shares of our common stock, par value $0.001 per share (the “Securities”). The shares of common stock are priced at $2.80 per share, for an aggregate gross purchase price of approximately $9.6 million. The transaction is being effected as a private placement under applicable securities laws.

The transaction closed on September 10, 2010. Giving effect to the closing, the Purchasers own approximately 10.2% of the Company’s issued and outstanding shares of common stock, subject to increase pursuant to the Make Whole Guarantee described below.

In connection with this transaction, the Company was obligated to pay Rodman & Renshaw, LLC, as lead placement agent, and FT Global Inc., as co-agent, in the aggregate, a commission equal to 5% on the purchase price paid by the Lead Purchaser (as defined below) and 4% on the aggregate purchase price paid by the other Purchasers.

The Securities Purchase Agreement contains customary representations, warranties, and agreements by the Company and customary conditions to closing, indemnification obligations of the Company and of the Purchasers, including for liability under the Securities Act of 1933, as amended (the “Securities Act”) and other obligations of the parties. In this regard, the Company will be listing the Securities with the NYSE Amex. The Securities Purchase Agreement also provides that, prior to January 1, 2012, the Company shall not issue any equity securities or equity-linked securities at a price per share that is below the $2.80 per share price without the prior written consent of Purchasers holding a majority in interest of the Securities. The Purchasers also agreed to negotiate in good faith with the Make Good Pledgor (as defined below) regarding the transfer of additional shares (the “Consent Shares”) of common stock from the Make Good Pledgor to the Purchasers on a pro rata basis as consideration for such requisite number of Purchasers providing any such consent, subject however to consent of the Company’s stockholders as described below.

Five of the Purchasers previously entered into a securities purchase agreement with the Company, dated as of October 28, 2009 (the “October Purchase Agreement”), as described in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission (the “SEC”) on October 29, 2009 and which is hereby incorporated by reference. In order to participate in the current transaction, the five Purchasers exercised their right, pursuant to the October Purchase Agreement, to participate in up to 25%, in the aggregate, of future financing transactions conducted by the Company.

The October Purchase Agreement also provided for the issuance of Series A Warrants and Series B Warrants (together, the “Warrants”). The initial exercise price of each of the Warrants was $3.70 per share. As required under the adjustment provisions of the Warrants in the event of certain future financing transactions, the exercise price of each of the Warrants has been adjusted to $3.00 per share as a result of the transactions contemplated by the Securities Purchase Agreement.

The foregoing description of the Securities Purchase Agreement does not purport to be complete and is qualified in its entirety by reference to the Securities Purchase Agreement, which is filed as Exhibit 99.1 hereto.

Make Whole Guarantee

Pursuant to the Securities Purchase Agreement, the Company and Mr. Si Chen, currently the Company’s largest stockholder, Chairman, Chief Executive Officer and President of the Company (the “Make Good Pledgor”) entered into a Make Good Escrow Agreement, dated as of September 9, 2010 (the “Make Good Agreement”), with the Purchasers and Collateral Agents, LLC, as escrow agent (“Escrow Agent”). Pursuant to the Make Good Agreement, the Make Good Pledgor agreed to transfer to the Purchasers additional shares of common stock owned by him in the event the Company fails to satisfy certain earnings per share targets in 2010, 2011 and 2012. As described in the Make Good Agreement, in the event that the Company’s earnings per share, as calculated therein, is less than $0.55 for the year ending December 31, 2010 or grows annually by less than 125% for the year ended December 31, 2011 or by less than 120% for the year ended December 31, 2012, the Purchasers are entitled to receive from the Make Good Pledgor (subject to approval of the Company’s stockholders) additional shares in amounts as calculated under the formulas described therein to make up for the shortfall. If the 2011 earnings per share target is not achieved, the Company and the Make Good Pledgor have the option to defer until 2012 the obligation to deliver additional shares in respect of the 2011 shortfall in order to have the opportunity to satisfy the 2011 shortfall amount in 2012.

Pursuant to the Make Good Agreement, the Make Good Pledgor has agreed to place 1,300,000 shares of the Company’s common stock owned by him (“Escrow Shares”) in escrow to satisfy the foregoing obligation. 1,000,000 of the Escrow Shares (as equitably adjusted for any stock split, stock combination, recapitalization or similar transaction) are allocated exclusively to Tongley Investment Ltd. (the “Lead Purchaser”) and the remaining 300,000 Escrow Shares (as equitably adjusted for any stock split, stock combination, recapitalization or similar transaction) are allocated exclusively to the Purchasers other than the Lead Purchaser. In addition, the Make Good Pledgor has agreed to reserve an additional 3 million shares of his Company common stock to satisfy earnings per share shortfalls in 2010, 2011 and 2012 in excess of shortfalls covered by the Escrow Shares. The delivery of such additional shares, the Consent Shares discussed above, and any other shares the Make Good Pledgor may be obligated to deliver, when taken together with the 3,440,800 shares sold in the private placement, in excess of an aggregate of 19.9% of the Company’s outstanding shares are, as required by NYSE Amex listing requirements, subject to approval by the Company’s stockholders at the Company’s next annual meeting. The Company has agreed to seek such stockholder approval, and the Make Good Pledgor, who owns more than a majority of the Company’s outstanding shares of common stock, has agreed to vote in favor of this proposal, thus assuring its approval.

The foregoing description of the Make Good Agreement does not purport to be complete and is qualified in its entirety by reference to the Make Good Agreement, which is filed as Exhibit 99.2 hereto.

Registration Rights Agreement

Pursuant to the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement, dated as of September 9, 2010 (the “Registration Rights Agreement”), with the Purchasers. Pursuant to the Registration Rights Agreement, the Company agreed to prepare and file a registration statement covering the resale of the Securities with the SEC. In addition, the Company agreed to prepare and file registration statements covering the resale of the Escrow Shares issued to the Purchasers, if any, with the SEC. The Company shall cause the registration statements to be filed by the 30th day following the closing of the transaction with respect to the Securities and the 30th day following the delivery of the Escrow Shares, as applicable, and use commercially reasonable efforts to have the registration statements declared effective under the Securities Act as soon as possible thereafter, but in any event prior to the 150th day following the closing date with respect to the Securities or the 150th day following the delivery of the Escrow Shares, as applicable.

The foregoing description of the Registration Rights does not purport to be complete and is qualified in its entirety by reference to the Registration Rights Agreement, which is filed as Exhibit 99.3 hereto.

Stockholder Agreement

Additionally, pursuant to the Securities Purchase Agreement, the Company entered into a Stockholder Agreement, dated as of September 9, 2010 (the “Stockholder Agreement”), with the Make Good Pledgor and the Purchasers. The Stockholder Agreement terminates, subject to certain restrictions, upon the Purchasers no longer beneficially owning at least 20% of their shares acquired under the Securities Purchase Agreement.

Pursuant to the Stockholder Agreement, the Make Good Pledgor must provide notice to the Purchasers of the terms of any proposed transfer of securities (subject to certain exceptions) and the Purchasers shall have the first option to purchase their pro rata portion of the Make Good Pledgor’s securities at a purchase price equal to the price quoted in the notice. Additionally, if the Make Good Pledgor seeks to transfer more than 1,000,000 shares of common stock owned by him, the Purchasers have the right to sell their pro rata portion of up to half of the total amount of shares proposed to be sold by the Make Good Pledgor. Additionally, if the Make Good Pledgor seeks to transfer more than 30% of his shares owned as of September 9, 2010, the Purchasers will have the right to sell all of their shares on the same terms and conditions and at the same price per share and to the same transferee to whom the Make Good Pledgor proposes to sell his stock. Additionally, as long as the Purchasers own more than 20% of the shares acquired under the Securities Purchase Agreement, the Make Good Pledgor shall not effect any transaction that would directly cause him not to be the largest stockholder, and he shall remain Chief Executive Officer of the Company.

The foregoing description of the Stockholder Agreement does not purport to be complete and is qualified in its entirety by reference to the Stockholder Agreement, which is filed as Exhibit 99.4 hereto.

Item 3.02 Unregistered Sales of Equity Securities

The information included in Item 1.01 of this Current Report on Form 8-K is hereby incorporated by reference into this Item 3.02.

Based upon certain representations made by the Purchasers, as set forth in the Securities Purchase Agreement, the Securities were issued pursuant to an exemption from registration under Section 4(2) of the Securities Act and Regulation D thereunder.

Item 8.01 Other Events

On September 13, 2010, the Company issued a press release announcing the transaction. A copy of the press release is filed as Exhibit 99.5 to this report and is incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

99.1	Securities Purchase Agreement, dated as of September 9, 2010, by and among American Lorain Corporation, Mr. Si Chen and the purchasers named therein.
99.2	Make Good Escrow Agreement, dated as of September 9, 2010, by and among American Lorain Corporation, the purchasers named therein, Mr. Si Chen and Collateral Agents, LLC.
99.3	Registration Rights Agreement, dated as of September 9, 2010, by and among American Lorain Corporation and the purchasers named therein.
99.4	Stockholder Agreement, dated as of September 9, 2010, by and among American Lorain Corporation, the purchasers named therein and Mr. Si Chen.
99.5	Press release, dated September 13, 2010.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 13, 2010

AMERICAN LORAIN CORPORATION

By: /s/ Mr. Si Chen
Name: Mr. Si Chen
Title: Chief Executive Officer

Exhibit Index

Exhibit No.	Description

99.1	Securities Purchase Agreement, dated as of September 9, 2010, by and among American Lorain Corporation, Mr. Si Chen and the purchasers named therein.
99.2	Make Good Escrow Agreement, dated as of September 9, 2010, by and among American Lorain Corporation, the purchasers named therein, Mr. Si Chen and Collateral Agents, LLC.
99.3	Registration Rights Agreement, dated as of September 9, 2010, by and among American Lorain Corporation and the purchasers named therein.
99.4	Stockholder Agreement, dated as of September 9, 2010, by and among American Lorain Corporation, the purchasers named therein and Mr. Si Chen.
99.5	Press release, dated September 13, 2010.